MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Amendment to

Employment Agreement – Maureen E. Vecere

AGREEMENT EFFECTIVE June 7, 2010

BY AND BETWEEN:

Monmouth Real Estate Investment Corporation, a Maryland Corporation (“Corporation”)

AND:

Maureen E. Vecere (“Employee”)

The January 1, 2009 Employment Agreement of Maureen Vecere is hereby amended as follows:

1.

Employee shall henceforth be employed in the capacity of Chief Financial Officer of the Corporation;

2.

Employee’s base salary for the year ending December 31, 2010 shall be $180,000.00;

3.

Employee’s base salary for the year beginning January 1, 2011 and ending December 31, 2011 shall be $189,000.00; and

4.

In all other respects, the terms of Employee’s Employment Agreement shall remain unchanged.

IN WITNESS WHEREOF, Corporation has by its appropriate officers signed and affixed its seal and Employee has signed and sealed this Agreement.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By: /s/ Anna T. Chew
Anna Chew,
Treasurer

 (SEAL)

By: /s/ Maureen E. Vecere
Maureen E. Vecere,
Employee

Dated: ___June 7, 2010